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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or Section 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 11, 2020 (May 9, 2020)
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BioDelivery Sciences International, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-31361	35-2089858
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4131 ParkLake Ave., Suite #225
Raleigh, NC	27612
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 919-582-9050
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR  240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001	BDSI	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company 
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. 

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Item 1.01 Entry into a Material Definitive Agreement.

The information in Item 5.02 of this Current Report on Form 8-K under the subtitle “Appointment of Interim Chief Executive Officer” is hereby incorporated by reference into this Item 1.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Interim Chief Executive Officer

Effective May 11, 2020, the Board of Directors (the “Board”) of BioDelivery Sciences International, Inc. (the “Company”) appointed Jeffrey Bailey as the Company’s Interim Chief Executive Officer. Mr. Bailey joined the Company in March 2020 as a member of the Board.

Pursuant to an offer letter entered into between the Company and Mr. Bailey, dated as of May 10, 2020, Mr. Bailey will serve as Interim Chief Executive Officer for a period of up to six months. As Interim Chief Executive Officer, Mr. Bailey will be paid an annual base salary of $600,000 and will be eligible for a one-time bonus of $180,000 payable when a new chief executive officer commences employment with the Company. In connection with his appointment, Mr. Bailey was granted stock options to purchase 160,000 shares of the Company’s common stock, which will vest upon the achievement of certain performance milestones, and 40,000 restricted stock units, which will vest in equal installments over a two year period beginning on May 11, 2021. Mr. Bailey will remain a member of the Board while serving as Interim Chief Executive Officer and will not receive any compensation for his service as a member of the Board during this time.

Mr. Bailey has served as Chair of the Board of Directors of Aileron Therapeutics, a biotechnology company, since March 2018. From January 2018 to April 2020, Mr. Bailey served as Chief Executive Officer and Director of IlluminOss Medical, Inc., a medical device company. Mr. Bailey has also served as a Director of Madison Vaccines, Inc., a biopharmaceutical company, since October 2017. From December 2015 to March 2017, Mr. Bailey served as Chair and Chief Executive Officer of Neurovance, Inc. From January 2013 to June 2015, Mr. Bailey served as President and Chief Executive Officer and as a Director of Lantheus Medical Imaging, Inc., a public medical diagnostic company. Mr. Bailey received a B.S. from Rutgers University.

No family relationships exist between Mr. Bailey and any of the Company’s directors or executive officers. There are no arrangements or understandings between Mr. Bailey and any other person pursuant to which Mr. Bailey was selected as the Interim Chief Executive Officer, nor are there any transactions to which the Company is or was a participant in which Mr. Bailey has a material interest subject to disclosure pursuant to Item 404(a) of Regulation S-K.

Departure of Chief Executive Officer

On May 11, 2020, the Company also announced that Herm Cukier was terminated without cause as Chief Executive Officer and principal executive officer, effective as of May 9, 2020. In connection with his termination, Mr. Cukier also resigned from the Board of Directors, effective as of May 9, 2020.

Item 8.01. Other Events.
On May 11, 2020, the Company issued a press release announcing the appointment of Mr. Bailey as Interim Chief Executive Officer. A copy of the press release is furnished as Exhibit 99.1 to this report on Form 8-K.
Item 9.01. Exhibits.
(d)    Exhibits

99.1	Press Release Issued by the Company on May 11, 2020 to announce the appointment of Mr. Bailey as Interim Chief Executive Officer, furnished herewith.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 11, 2020	BIODELIVERY SCIENCES INTERNATIONAL, INC.

	By:	/s/ Mary Theresa Coelho
	Name:	Mary Theresa Coelho
	Title:	Chief Financial Officer and Treasurer